Exhibit 99.(a)(2)

SECOND AMENDED AND RESTATED DECLARATION OF TRUST

OF

AMERICAN SKANDIA TRUST

(as of December 1, 2005)

The undersigned, constituting a majority of the Trustees of American Skandia Trust (the “Trust”), a Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment and restatement of the Declaration of Trust of the Trust dated the 31st day of October, 1988, as subsequently amended (the “Declaration of Trust”) and that such amendment and restatement has been authorized by the holders of a majority of the outstanding shares of each Series of the Trust as required:

The Trust

The Trust is a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of The Commonwealth of Massachusetts and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership (except as provided in Section 12.1 hereof), joint venture, corporation or joint stock company, nor shall the Trustees, Trustees Emeritus, or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

The enumeration herewith of the objects and purposes of the Trust shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects, or purposes which the Trust may lawfully pursue or exercise.

The Trust set forth in this instrument shall be deemed made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any rule, regulation or order of the Commission thereunder.

ARTICLE I

Name and Definitions

1.1                                 Name. The name of the Trust created hereby (the “Trust”, which name shall be deemed to include any series of the Trust, as the context requires) shall be American Skandia Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents employees or Shareholders of the Trust. The Trustees may from time to time without Shareholder vote, change the name of the Trust created hereby.

1.2                                 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The terms “Affiliated Person”, “Assignment”, “Commission”, “Interested Person”, Majority Shareholder Vote” (the 67% or more than 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as amended from time to time.

“Capital Account” has the meaning ascribed such term in Section 12.2 hereof.

“Carrying Value” means, with respect to any asset of a Tax Partnership Series, such asset’s adjusted basis for federal income tax purposes, except in the case of an asset contributed to a Tax Partnership Series by any Shareholder, Carrying Value means the fair market value of such asset at the time of contribution determined in the manner an asset’s fair market value is determined for purposes of determining the net value of the Shares in such Tax Partnership Series as provided in Section 9.1 hereof. The Carrying Values of all assets of a Tax Partnership Series shall be adjusted to equal their respective fair market values as determined for purposes of determining the net value of the Shares in such Tax Partnership Series on a daily basis or as such values are otherwise determined pursuant to Section 9.1 hereof.

“Class” shall mean any division of Shares within a Series in accordance with Article VI.

“Code” means the Internal Revenue Code of 1986, as from time to time amended. A reference to a section of the Code shall refer to the corresponding provision of any successor statute.

“Declaration” shall mean this Amended and Restated Declaration of Trust as further amended from time to time. References in this Declaration to “Declaration”, “hereof” and “hereunder” shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

“Income Tax Regulations” shall mean regulations promulgated under the Code.

“Net Income” and “Net Loss” shall mean in the case of each Tax Partnership Series the taxable income or loss, as the case may be, of such Tax Partnership Series determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

(a)                                  Any income of a Tax Partnership Series that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

(b)                                 Upon the adjustment of the fair market value of an asset of a Tax Partnership Series pursuant to the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(c)                                  Gain or loss resulting from any disposition of Company assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Company assets disposed of, notwithstanding that the adjusted tax basis of such Company assets differs from its Carrying Value; and

(d)                                 Any expenditures of a Tax Partnership Series described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section l.704-l(b)(2)(iv)(i) of the Income Tax Regulations, and not otherwise taken into account in computing Net Income or Net Loss, shall be subtracted from such taxable income or loss.

The “1940 Act” refers to the Investment Company Act of 1940, as amended from time to time, or any successor statute hereinafter enacted by Congress and includes the rules and regulations promulgated thereunder and any exemptive orders issued under such Act which are applicable to the Trust.

“Person” shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prospectus” shall mean, at any time, the then currently effective Prospectus or Prospectuses of the Trust under the Securities Act of 1933, as amended including the Statement of Additional Information incorporated by reference therein.

“Series” shall mean any series designated pursuant to Section 6.9 hereof.

“Shareholders” shall mean as of any particular time all holders of record of outstanding Shares of the Trust or Series thereof or Class thereof (as the context may require), at such time.

“Shares” shall mean the transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Tax Allocation Period” shall mean for each Tax Partnership Series each period beginning on (A) the later of (i) the day after the end of the prior Tax Allocation Period,  (ii) the date hereof, or (iii) the effective date of the creation of such Tax Partnership Series or, and ending on (B) the close of business on the earlier of (i) the next date upon which net asset value is determined under Section 9.1, (ii) the effective date of an issuance or redemption of Shares with respect to such Tax Partnership Series, (iii) the end of the Tax Year, or (iv) the date on which the Tax Partnership Series liquidates.

“Tax Matters Partner” has the meaning ascribed such term in Section 12.6 hereof.

“Tax Partnership Series” has the meaning ascribed such term in Section 12.1 hereof.

“Tax Year” shall mean the calendar year unless otherwise required by Code Section 706 or the Income Tax Regulations thereunder.

“Trustees” shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the “Trustees”, and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder. A Trustee Emeritus pursuant to Section 2.5 hereof shall be considered a Trustee, except to the extent modified such Section 2.5 hereof; provided that such term shall not include Trustees Emeritus.

“Trustee Emeritus” shall mean each person elected to that office from time to time by the Trustees.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

ARTICLE II

Trustees

2.1                                 Number and Qualification. The number of Trustees, including any Emeritus Trustees, shall be fixed from time to time by a majority of the Trustees then in office. Any vacancy created by an increase in Trustees may be filled, except as otherwise provided in Section 2.4, by appointment by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Trustees need not own shares.

2.2                                 Term of Office. Each Trustee shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3, 2.4 or 2.5 hereof) hold office until his successor has been elected and is qualified to serve as Trustee, or until such time as may otherwise be provided in the By-laws adopted or amended pursuant to Section 2.7 hereof.

2.3                                 Trustee Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing, stating the date of resignation, signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary. Any of the Trustees may be removed with cause by the affirmative vote of the holders of two-thirds (2/3) of the Shares of the Trust then outstanding and entitled to vote, such cause to be specified in a notice sent to Shareholders in connection with such removal, or, with or without cause, by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents if any as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Notwithstanding the foregoing, a retirement by a Trustee required by or in accordance with any policy approved or adopted by a majority of the Trustees with respect to retirement of Trustees (including any policy providing for mandatory retirement of Trustees upon their attainment of a specified age) shall be governed by and take effect in accordance with such policy.

2.4                                 Trustee Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy or vacancies, the Trustees in office, regardless of their number shall have all the power granted to Trustees and shall discharge all the duties imposed upon Trustees by the Declaration. Vacancies may be filled by vote of a majority of the Trustees continuing in office, unless a vote of the Shareholders is required by the 1940 Act or otherwise deemed appropriate by the Trustees, in which case Trustees shall be elected by a plurality of Shares represented and voting at a meeting of Shareholders. Any Trustee so elected shall hold office as provided in this Declaration.

2.5                                 Trustee Emeritus. Any natural person qualified to hold the office of Trustee under this Agreement may be elected by a majority of the Trustees then in office to serve as Trustee Emeritus for a period of one year from the effective date of election, or such other term as may be specified by the Board (which period shall not extend beyond such time as the members of such Board next stand for election as Trustees). A Trustee Emeritus may resign by an instrument in writing, stating the date of resignation signed by him and delivered or mailed to the Chairman, if any, the President or Secretary and shall be subject to removal by the Board from time to time with or without cause. A Trustee Emeritus shall be given notice of each meeting of the Board of Trustees in the same manner as each Trustee then in office (provided that no failure to give or to receive such notice of a meeting shall affect the status of the meeting as having been duly called and held or the validity of any action taken by the Trustees at the meeting), shall be entitled to attend each meeting of the Board, and shall be provided with access to such records of the Trust as are made available to each Trustee. Notwithstanding the foregoing, no Trustee Emeritus may vote at any meeting of the Board, or of any committee of the Board, or direct the vote of any Trustees at same. A Trustee Emeritus shall not be held responsible by virtue of service as a Trustee Emeritus, either at law or in equity, for any action or failure to act of the Trust or the Board of Trustees or any committee thereof including, without limitation, any exercise or failure to exercise powers necessary or convenient to carry out the responsibility of the Trustees pursuant to Article III hereof. A Trustee Emeritus who is not an Interested Person of the Trust may receive such fees and reimbursement or expenses as are authorized for payment to each Trustee who is not an Interested Person of the Trust.

2.6                                 Meetings. Meetings of the Trustees shall be held from time to time as set forth in the By-Laws of the Trust.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

2.7                                 Officers.  The Trustees may elect or appoint such officers or agents of the Trust with such powers as the Trustees may deem to be advisable or as may be set forth in the By-Laws from time to time. The Trustees shall have the power to remove any such officer or agent of the Trust as provided in the By-Laws of the Trust.

2.8                                 Chairman/Vice Chairman. The Trustees may elect a Chairman from time to time. The Trustees may elect a Vice Chairman from time to time. The Chairman and Vice Chairman shall have such powers as the Trustees may deem to be advisable or as may be set forth in the By-Laws from time to time. Neither the Chairman nor the Vice Chairman shall be an officer of the Trust for any purpose.

2.9                                 By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

ARTICLE III

Powers of Trustees

3.1                                 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2                                 Investments. The Trustees shall have the power and authority to:

(a) conduct, operate and carry on the business of an investment company;

(b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in, lend, or dispose of any and all securities, obligations, commodities, currencies and financial instruments of any nature whatsoever;

(c) acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency; and

(d) invest part or all of the Trust or Series property, without any requirement of approval by Shareholders, in securities issued by one or more other investment companies.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

3.3                                 Legal Title. Legal Title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust herein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due appointment or election and qualification. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in, any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4                                 Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, exchange and otherwise deal in, Shares, including Shares in fractional denominations, and rights and warrants to acquire Shares and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise.

3.5                                 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and in connection therewith to issue notes or other evidence of indebtedness and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6                                 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

3.7                                 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8                                 Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust and out of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

3.9                                 Trustee Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services.

3.10                           Miscellaneous Trustee Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, Trustee Emeritus, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, Trustee Emeritus, officers, employees and agents of the Trust; (e) enter into a plan of distribution and any related agreements whereby the Trust or any Series may finance directly or indirectly any activity which is primarily intended to result in the distribution or service of Shares or the provision of service to Shareholders; (f) make donations, irrespective of benefit to the Trust for charitable, religious, educational, scientific, civic or similar purposes (g) to adopt a plan providing for the issuance of multiple Classes of shares (as authorized in Article VI);  (h) to the extent permitted by law, indemnify any Person with whom the Trust or any Series thereof has dealings, including the Investment Adviser, Distributor and selected dealers, to such extent as the Trustees shall determine; (i) guarantee indebtedness or contractual obligations of others; (j) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (k) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11                           Further Trustee Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, or within or without the United States of America, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

ARTICLE IV

Management and Distribution Arrangements

4.1                                 Management Arrangements. The Trustees may in their discretion from time to time enter into advisory, sub-advisory, administration, sub-administrative, management or sub-management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory, administrative and management services as the Trustees shall from time to time consider desirable with respect to the Trust or any Series and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any adviser, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, administrator or manager (and all without further action by the Trustees).

4.2                                 Distribution Arrangements. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive contract(s), providing for the sale of the Shares of the Trust or any Series to net the Trust not less than the par value per share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine, and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements to further the purpose of the distribution or repurchase of the Shares.

4.3                                 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, partner, Trustee, shareholder, or member of such other party to the contract, or of a parent or affiliate of such other party and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested otherwise affiliated with persons who are parties to any or all the contracts mentioned in this Section 4.3.

ARTICLE V

Limitations of Liability of Shareholders,

Trustees and Others

5.1                                 No Personal Liability of Shareholders, Trustees, Trustee Emeritus, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees or Trustees Emeritus, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefore. No personal liability for any deed or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property or to the property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, Trustee Emeritus, officer, employee or agent of the Trust with respect to such Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, Trustee Emeritus, officer, employee, or agent, as such, of the Trust or any Series thereof, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

5.2                                 Mandatory Indemnification. The Trust shall indemnify each of its Trustees, Trustee Emeritus officers, employees, and agents (including persons who serve at its request as directors, officers, employees, agents or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, trustee emeritus, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to be liable to the Trust or its Shareholders by reason of having acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts, that (i) such person acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and (ii) is not liable to the Trust or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties; or the trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that (x) if the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person, and (y) based upon a review of readily available facts such trustee, officer, employee or agent did not engage in willful misfeasance, gross negligence or reckless disregard of duty. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification and, provided further, that the Trust shall have obtained protection, satisfactory in the sole judgment of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), against losses arising out of such advance payments or such Trustees, or independent legal counsel, in a written opinion, shall have determined, based upon a review of readily available facts that there is reason to believe that such person will be found to be entitled to such indemnification.

5.3                                 No Bond Required of Trustees. No Trustee or Trustee Emeritus, shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

5.4                                 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other securities of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, Trustee Emeritus, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, Trustee Emeritus, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

5.5                                 Reliance on Experts, etc. Each Trustee, Trustee Emeritus, and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, distributor, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, Trustee Emeritus, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

Shares of Beneficial Interest

6.1                                 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $0.001 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have exclusive authority without Shareholder approval to establish and designate one or more Series of Shares and one or more Classes thereof as the Trustees deem necessary or desirable from time to time. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

6.2                                 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights except as may be specified or determined by the Trustees.

6.3                                 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general or limited partnership (except as provided in Section 12.1 hereof), joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.4                                 Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares with respect to any Series or Class in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per share as set forth in Section 9.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series of the Trust or Class thereof. Reductions in the number of outstanding Shares may be made pursuant to the constant net asset value per share formula set forth in Section 9.3.

6.5                                 Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares (with respect to each Series and Class that may have been established) held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust. Each such register shall be conclusive as to who are the holders of record of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at this last known address as recorded on the register of the Trust.

6.6                                 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars with respect to the various Series. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares of the applicable Series.

6.7                                 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trust or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trust or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.8                                 Treasury Shares. Shares held in the treasury shall, until reissued, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

6.9                                 Series or Class Designation. The Trustees, in their discretion, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series as to investment objective, purchase price, investment policies and restrictions, payment obligations, distribution, advisory and other expenses, right of redemption, special and relative rights as to dividends and on liquidation and conversion and exchange rights, and conditions under which the several Series shall have separate voting rights.

The Trustees, in their discretion, without a vote of the Shareholders, may divide the Shares of any Series into one or more Classes. The different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees provided that, each Class shall represent interests in the Trust property and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related directly or indirectly to a Class may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in Section 10.1, a Class may have exclusive voting rights with respect to matters relating solely to such Class. The Trustees may provide that Shares of a Class will be exchanged for Shares of another Class without any act or deed on the part of the holder of Shares of the Class being exchanged, whether or not Shares of such Class are issued and outstanding, all on terms and conditions as the Trustees may specify.

If the Trustees shall divide the Shares of the Trust into two or more Series or Classes within a Series, the following provisions shall be applicable:

(a)                                  The number of authorized Shares and the number of Shares of each Series and Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more Series or Class that may be established and designated from time to time. Notwithstanding the foregoing, the Trustees may redesignate a Class or Series of Shares of beneficial interest whether or not Shares of such Class or Series are issued and outstanding, provided that such redesignation does not substantially adversely affect the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such issued and outstanding Shares of beneficial interest. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

(b)                                 All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(c)                                  The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series or the appropriate Class or Classes thereof and all expenses, costs, charges and reserves attributable to that Series or Class or Classes thereof, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series and Classes for all purposes. The Trustees shall have full discretion to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)                                 The power of the Trustees to pay dividends and make distributions with respect to any one or more Series or Classes shall be governed by Section 9.2 of this Trust.

(e)                                  The establishment and designation of any Series or Class of Shares shall be effected by vote of a majority of the then Trustees: The relative rights and preferences of such Series or Class shall be set forth in an instrument establishing and designating such Series or Class. Such instrument shall be executed by either a majority of the then Trustees or by an Officer or Trustee of the Trust certifying as to the resolution of the Trustees. The Trustees may by a majority vote abolish a Series or Class and the establishment and designation thereof.

ARTICLE VII

Custodian

7.1                                 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, upon such terms as may be agreed upon between the Trustees and the custodian with authority as its agent.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

7.2                                 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person including, without limitation, a foreign securities depositary, as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

ARTICLE VIII

Redemption

8.1                                 Redemptions. Shares of any Series may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares with respect to the applicable Series for an amount per Share at the net asset value thereof as determined in accordance with Section 9.1 hereof, provided that if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, or a deferred sales charge, at such rates as the Trustees may establish from time to time and may, at any time and from time to time, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus from time to time.

8.2                                 Redemption of Shares: Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust may cause any Tax Partnership Series to be treated as a “publicly traded partnership” as defined in Section 7704(b) of the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust so as to avoid such treatment and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such treatment. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

8.3                                 Redemptions Pursuant to Constant Net Asset Value Formula. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 9.3.

8.4                                 Redemptions of de Minimus Accounts. The Trustees shall have the power to redeem Shares at a redemption price determined in accordance with Section 8.1 if at any time the total investment in an account does not meet the minimum amount that may be established by the Trustees from time to time, and in accordance with such notice and other procedures as may be established by the Trustees from time to time.

ARTICLE IX

Determination of Net Asset Value,

Net Income and Distributions

9.1                                 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine. The method of determination of net asset value of Shares of each Series or Class shall be determined by the Trustees and shall be as set forth in the Prospectus with any expenses being borne solely by a Class of Shares being reflected in the net asset value of such Shares. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value from time to time.

9.2                                 Distributions to Shareholders. (a)               The Trustees may from time to time with such frequency as the Trustees may determine, distribute ratably among the Shareholders of any particular Series or Class such proportion of the net profits, surplus (including paid-in surplus), capital, income, capital gains or assets held by the Trustees with respect to such Series as they may deem proper with any expenses being borne solely by a Class of Shares being reflected in the net profits or other assets being distributed to such Classes. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of the applicable Series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate for such Series.

(b)                                 Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable each Series constituting a regulated investment company under Code Section 851, if any, to avoid or reduce liability for taxes.

(c)                                  In the case of each Tax Partnership Series, (i) any distribution in redemption of all of a Shareholder’s Shares in the Tax Partnership Series shall be made in return of, and in the amount of, such Shareholder’s Capital Account balance determined after having reflected in such Capital Account all adjustments, including adjustments for the Tax Year of the Tax Partnership Series during which such redemption of such Shares occurs as are required by this Agreement, and (ii) upon the liquidation of a Tax Partnership Series, any assets remaining after the payment of, or provision for the payment of, any liabilities of such Tax Partnership Series shall be distributed to its Shareholders in proportion to, and in return of, their positive Capital Account balances determined after having reflected in such Capital Accounts all adjustments, including adjustments for the taxable year of such Tax Partnership Series during which the liquidation occurs, as are required by this Agreement.

9.3                                 Constant Net Asset Value: Reduction of Outstanding Shares. The Trustees shall have the power to determine the net income of any Series of the Trust once on each day the net asset value of the Series is determined as provided in Section 9.1 and at each such determination to declare such net income as dividends with the result that the net asset value per Share of the series shall remain at a constant dollar value. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. In the event the Trustees determine the net asset value of a Series as described herein, fluctuations in value of Shares of the Series will be reflected in the number of outstanding Shares of the Series in each Shareholder’s account. It is expected that the Series will have a positive net income at the time of each determination. If for any reason the net income of the Series is a negative amount, the Trust may offset such amount against dividends accrued in the account of each Shareholder of the Series. If and to the extent such negative amount exceeds such accrued dividends, the Trustees shall have authority to reduce the number of outstanding Shares of the Series. Such reduction will be effected by having each Shareholder of the Series proportionately contribute to the Series’ capital the necessary Shares of the Series that represent the amount of the excess upon such determination. Each Shareholder of the

Series will be deemed to have agreed to such contribution in these circumstances by his investment in the Series. This procedure will permit the net asset value per Share of the Series to be maintained at a constant dollar value per Share.

The Trustees, by resolution, may discontinue or amend the practice of maintaining the net asset value per share of any Series at a constant dollar amount at any time and such modification shall be evidenced by appropriate changes in the Prospectus.

9.4                                 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

ARTICLE X

Shareholders

10.1                           Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees to the extent provided in Sections 2.3 and 2.4; (ii) with respect to the amendment of this Declaration to the extent provided in Section 11.3; (iii) with respect to any merger, consolidation or sale of assets to the extent provided in Section 11.4; (iv) with respect to the termination of the Trust or any Series thereof to the extent provided in Section 11.2; (v) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of The Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust; (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a Class action on behalf of the Trust or the Shareholders and (vii) with respect to such additional matters relating to the Trust as the Trustees may decide to submit for Shareholder approval. If the Shares of a Series shall be divided into Classes as provided in Article VI hereof, the Shares of each Class shall have identical voting rights except that the Trustees, in their discretion, may provide a Class with exclusive voting rights with respect to matters related solely to such Class. On any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual Series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual Series, (ii) when the Trustees have determined that the matter effects only the interest of Shareholders of one or more Series, only Shareholders of such Series shall be entitled to vote thereon, (iii) all Series shall vote together on the election of Trustees, and (iv) when the Trustees have determined that the interests of each Series in the matter are identical.

There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or by the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders’ votes and meetings and related matters.

10.2                           Meetings of Shareholders. No annual or regular meetings of the Shareholders are required. Special meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof, may be called at any time by the Chairman or President of the Trust or the Secretary of the Trust at the request, in writing or by resolution, of a majority of the Trustees or upon written request of Shareholders, or Shareholders of any Series or Class thereof, holding in the aggregate not less than 10% of the outstanding Shares of the Trust or such Series or Class having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without The Commonwealth of Massachusetts on or about such day as the Trustees shall have designated. The holders of one-third of the outstanding Shares of the Trust, or of a Series or Class as applicable present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, the affirmative vote of a majority of the Shares represented and entitled to vote at the meeting constitutes the action of the Shareholders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater or lesser number of affirmative votes.

10.3.                        Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 90 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

10.4                           Record Date for Meetings. The Trustees may establish record dates for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, and may close the transfer books for such period as may be determined in accordance with the By-Laws.

10.5                           Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of’ such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. To the extent provided for in the By-Laws, proxies may be submitted via telephone, internet or other electronic means. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.6                           Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

ARTICLE XI

Duration; Termination of Trust;

Amendment; Mergers: Etc.

11.1                           Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall continue indefinitely, without limitation of time.

11.2                           Termination of Trust or Series Thereof.

(a)                                  The Trust may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares of the Trust then outstanding and entitled to vote at any meeting of Shareholders or (ii) by the affirmative vote of at least two-thirds of the Trustees. The termination of any Series of the Trust by the Shareholders of such Series shall only require an affirmative vote of the holders of not less than two-thirds of the Shares of that Series, as provided above. Upon any such termination,

(i)                                     The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

(ii)                                  The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, and terminate the Trust or Series thereof.

(iii)                               After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly each, among the Shareholders of the applicable Series or each Class of a Series if applicable, according to their respective rights as set forth herein including without limitation Section 9.2(c), taking into account the proper allocation of expense being borne solely by any Class of Shares.

(b)                                 Upon termination of the Trust or any Series, and distribution to the Shareholders as herein provided, an officer of the Trust shall execute a certificate setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Series and the rights and interests of all Shareholders of such Series shall thereupon cease.

11.3                           Amendment Procedure.

(a)                                  Except as provided in paragraph (b) of this Section 11.3, this Declaration may be amended by a Majority Shareholder Vote at a meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. Shareholders of each Series or Class shall have the right to vote separately on amendments to this Declaration to the extent provided in Section 10.1. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable Federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any Federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so, or (iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable. Nothing herein contained shall be deemed to require a shareholder vote as a condition to the establishment and designation by the Trustees of any Series or Class or any amendments or modifications of such establishment and designation as provided in Article VI hereof.

(b)                                 No amendment under Section 11.3 (a) above, which would change any right with respect to Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by materially adversely changing or eliminating any voting rights pertaining thereto, shall be made except with the vote or consent of the holders of two-thirds of the Shares of the Trust or of any Series affected thereby. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)                                  A certification in recordable form signed by an officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees or certified by the Secretary or Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

11.4                           Merger, Consolidation and Sale of Assets.

(a)                                  Notwithstanding any other provision of this Declaration, with the exception of 11.4(b) below, or the By-Laws of the Trust, a favorable vote of the holders of at least two-thirds of the outstanding Shares of the Trust (if approving a merger or sale of assets of the Trust, or such Series if approving the merger or sale of assets of such Series) entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or share exchange of the Trust or Series with any other entity, or (ii) a sale or exchange of all or substantially all of the assets of the Trust or Series (other than in the regular course of its investment activities, or upon termination of the Trust or Series thereof in accordance with Section 11.2 hereof), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the Trustees, in which case the affirmative vote of the holders of a majority of the outstanding Shares of the Trust (if approving a merger or sale of assets of the Trust, or of a Series if approving the merger or sale of assets of such Series) entitled to vote thereon shall be required.

(b)                                 Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, approval by the Shareholders is not required for a reorganization or in any merger, consolidation or sale of assets where the Trust is the surviving or resulting entity or similar transaction where the Trust or any Series thereof acquires the assets of another entity in exchange for Shares of the Trust or the Series.

11.5                           Incorporation. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property to such organizations or entities.

11.6                           Changes to Trust Agent or Address. The Trustees in their sole discretion and without shareholder approval may, from time to time as necessary or appropriate, change the resident agent of the Trust, or the address of the principal place of business for the Trust.

ARTICLE XII

Tax Classification and Allocations

12.1                           Partnership Classification. The Trustees may, in their discretion, cause any Series or Class therein to elect to be classified or maintain its classification (A) as a partnership for federal income tax purposes pursuant to Section 301.7701-3(c) of the Income Tax Regulations, in the case of a Series with at least two (2) Shareholders, and (B) as disregarded as an entity separate from its owner for federal income tax purposes pursuant to Section 301.7701-3(c) of the Income Tax Regulations, in the case of a Series with one (1) Shareholder. A Series that makes an election under clause (A) of the foregoing provision is referred to herein as a “Tax Partnership Series” and the Shareholders of such Series shall be the partners of such Series for federal income tax purposes. A Series that makes an election under clause (B) of the foregoing provision is referred to herein as a “Disregarded Entity Series” and each Disregarded Entity Series shall be treated, solely for federal income tax purposes, as a branch or division of the sole Shareholder in such series in accordance with Section 301.7701-2(a) of the Income Tax Regulations.

12.2                           Capital Accounts.

(a)                                  An account (a “Capital Account”) shall be maintained with respect to each Shareholder of each Tax Partnership Series. Each Capital Account shall be increased by the amount of cash contributions to the capital of the Tax Partnership Series by such Shareholder, the fair market value of property contributed to the Tax Partnership Series by such Shareholder (net of any liabilities that the Tax Partnership Series is considered to assume or take subject to), and the distributive share of the Net Income of the Tax Partnership Series as allocated to such Shareholder. Each Capital Account shall be decreased by the amount of Net Loss of Tax Partnership Series allocated to such Shareholder, the amount of all distributions in cash to such Shareholder pursuant to this Trust, and the fair market value of property distributed to such Shareholder (net of any liabilities that the Shareholder is considered to assume or take subject to).

(b)                                 In the event any interest in the Tax Partnership Series is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

12.3                           Allocations of Net Income and Net Loss. At the end of each Tax Allocation Period of a Tax Partnership Series, the Capital Account of each Shareholder of such Tax Partnership Series shall be adjusted by crediting the Net Income or debiting the Net Loss, as the case may be, attributable to the Tax Partnership Series to which such Capital Accounts relates to the Capital Accounts of all Shareholders of such Tax Partnership Series in proportion to their respective Capital Accounts in such Tax Partnership Series at the beginning of that Tax Allocation Period. In the event a single Tax Partnership Series has multiple Classes with varying economic rights (including with respect to expense sharing), the Trustees may specially allocate Net Profits or Net Loss (or items thereof) among such Classes in a manner determined by the Trustees in their sole discretion sufficient to reflect such relative economic rights.

12.4                           Federal Income Tax Allocations. For each Tax Allocation Period, items of income, gain, loss, deduction, and credit of a Tax Partnership Series (including items of income or gain which are not subject to federal income taxation and items which are not deductible for federal income tax purposes and not properly chargeable to capital accounts) shall be allocated, solely for federal income tax purposes, to and among the Shareholders of such Tax Partnership Series in any manner, as reasonably determined by the Trustees, that reflects equitably amounts credited or debited to each such Shareholder’s Capital Account under Section 12.3 for the current and prior Tax Allocation Periods. The allocations shall be made pursuant to the general principles of Section 704(b) and Section 704(c) of the Code and the Income Tax Regulations thereunder.

12.5                           State and Local Tax Allocations. Items of income, gain, loss, deduction and credit for state and local income tax purposes shall be allocated to and among the Shareholders of a Tax Partnership Series in a manner consistent with the allocation of such items to such Shareholder for federal income tax purposes under Section 12.4 hereof.

12.6                           Tax Matters Partner. The Trustees shall designate a Shareholder of each Tax Partnership Series as tax matters partner, as defined in Code Section 6231(a)(7), for such Tax Partnership Series (“Tax Matters Partner”). The Trustees may remove a Tax Matters Partner and appoint a new Tax Matters Partner in their discretion provided that each Tax Matters Partner shall be a Shareholder of such Series. The Tax Matters Partner shall act at the direction of the Trustees.

ARTICLE XIII

Miscellaneous

13.1                           Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate, provided, however, that the failure to so file will not invalidate this instrument or any properly authorized amendment hereto. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by an Officer of the Trust stating that such action was duly taken in a manner provided herein. A restated Declaration, containing the original Declaration and all amendments, theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

13.2                           Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be Corporation Service Company, 84 State Street Boston, MA 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

13.3                           Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and shall be subject to and construed according to the laws of The Commonwealth without reference to principles of conflicts or choice of laws.

13.4                           Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

13.5                           Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, or the Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of’ Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

13.6                           Provisions in Conflict With Law or Regulations.

(a)                                  The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the provisions of the Internal Revenue Code or Income Tax Regulations upon which the Trust may rely to avoid being treated as a “publicly traded partnership” under Section 7704(b) of the Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)                                 If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

The principal office of the Trust is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

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IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

Saul K. Fenster

Delayne Dedrick Gold

Robert F. Gunia

W. Scott McDonald, Jr.

Thomas T. Mooney

Thomas M. O’Brien

David R. Odenath, Jr.

John A. Pileski

F. Don Schwartz